                                                                      EXHIBIT 12

                                    Sheet 1

                            MJD Communications, Inc

               Computation of Ratio of Earnings to Fixed Charges

                                                                        Year ended December 31,
                                           ----------------------------------------------------------------------------------

                                                1993             1994             1995             1996             1997
                                           --------------  ---------------  ---------------  ---------------  ---------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                    1,235,115        1,951,149        1,099,796        2,896,346        4,106,526
PLUS: FIXED CHARGES                              800,392        3,812,248        7,386,527        8,348,589       10,157,310
                                           --------------  ---------------  ---------------  ---------------  ---------------

EARNINGS (AS DEFINED)                          2,035,507        5,763,397        8,486,323       11,244,935       14,263,836
                                           ==============  ===============  ===============  ===============  ===============

INTEREST EXPENSE                                 791,365        3,771,606        7,198,422        8,130,898        9,847,628
RENT EXPENSE (INTEREST PORTION)                    9,027           40,642          164,657          186,741          257,341
CAPITALIZED INTEREST                                   -                -           23,448           30,950           52,341
                                           --------------  ---------------  ---------------  ---------------  ---------------

       TOTAL FIXED CHARGES                       800,392        3,812,248        7,386,527        8,348,589       10,157,310
                                           ==============  ===============  ===============  ===============  ===============

"EARNINGS" DIVIDED BY FIXED CHARGES                  2.5              1.5              1.1              1.3              1.4
                                           ==============  ===============  ===============  ===============  ===============
                                                   Six  Months                                Pro Forma
                                                      Ended                 -----------------------------------------------
                                                     June 30,                        Year Ended December 31, 1997
                                         --------------------------------   -----------------------------------------------
                                                                                   Completed
                                                                               Acquisitions, New
                                                                                Credit Facility            As Adjusted
                                               1997             1998              and Offering            for Utilities
                                         ---------------  ---------------   ------------------------  ---------------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                   1,916,457          452,716                 (5,252,176)            (6,840,365)
PLUS: FIXED CHARGES                           4,127,054       10,057,432                 30,742,433             36,786,845
                                         ---------------  ---------------   ------------------------  ---------------------

EARNINGS (AS DEFINED)                         6,043,511       10,510,148                 25,490,257             30,486,480
                                         ===============  ===============   ========================  =====================

INTEREST EXPENSE                              3,998,383        9,848,570                 30,258,951             36,200,776
RENT EXPENSE (INTEREST PORTION)                 128,671          184,733                    394,632                485,487
CAPITALIZED INTEREST                                  -           24,129                     88,850                100,582
                                         ---------------  ---------------   ------------------------  ---------------------

       TOTAL FIXED CHARGES                    4,127,054       10,057,432                 30,742,433             36,786,845
                                         ===============  ===============   ========================  =====================

"EARNINGS" DIVIDED BY FIXED CHARGES                 1.5              1.0                        0.8                    0.8
                                         ===============  ===============   ========================  =====================
                                                              Pro Forma
                                                    ------------------------------
                                                    Six Months Ended June 30, 1998
                                                    ------------------------------
                                                            As Adjusted
                                                           for Utilities
                                                      -------------------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE TAXES                                         (5,396,570)
PLUS: FIXED CHARGES                                                 18,591,094
                                                      -------------------------

EARNINGS (AS DEFINED)                                               13,194,524
                                                      =========================

INTEREST EXPENSE                                                    18,185,639
RENT EXPENSE (INTEREST PORTION)                                        366,177
CAPITALIZED INTEREST                                                    39,278
                                                      -------------------------

       TOTAL FIXED CHARGES                                          18,591,094
                                                      =========================

"EARNINGS" DIVIDED BY FIXED CHARGES                                        0.7
                                                      =========================

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